Exhibit 99.1

Medley Capital Corporation Announces Fourth Quarter and Fiscal Year Ended September 30, 2018 Financial Results

NEW YORK, NY (December 4, 2018) - Medley Capital Corporation (NYSE: MCC) (TASE: MCC) (the “Company”) today announced financial results for the quarter and year ended September 30, 2018.

Fourth Quarter Highlights

•	Net asset value (“NAV”) of $5.90 per share

•	Declared a dividend of $0.10 per share

•	Net investment income of $0.01 per share

•	Adjusted net investment income of $0.06 per share excluding expenses associated with pending merger

•	Legacy Assets declined from 10.9% to 9.1%

Post Quarter-end Highlights

•	Issued a notice to redeem $12.0 million in aggregate principal amount of 6.125% unsecured notes due 2023 (the “2023 Notes”)

Portfolio Investments

The total value of our investments was $655.4 million at September 30, 2018. During the quarter ended September 30, 2018, the Company originated $63.6 million of investments and had $22.4 million of repayments resulting in net originations of $41.2 million. As of September 30, 2018, the Company had investments in securities of 67 portfolio companies with approximately 63.2% consisting of senior secured first lien investments, 7.5% consisting of senior secured second lien investments, 0.5% consisting of unsecured debt, 11.9% in MCC Senior Loan Strategy JV and 16.9% in equities / warrants. As of September 30, 2018, the weighted average yield based upon the cost basis of our income bearing portfolio investments, excluding cash and cash equivalents, was 9.9%.

Results of Operations: Three Months Ended September 30, 2018

For the three months ended September 30, 2018, the Company reported net investment income per share and net loss per share of $0.01 and $(0.43), respectively, calculated based upon the weighted average shares outstanding. Adjusted net investment income was $0.06 per share, which excludes $2.4 million of expenses associated with the pending merger. As of September 30, 2018, the Company’s NAV was $5.90 per share.

Investment Income

For the three months ended September 30, 2018, total investment income was $15.2 million and consisted of $11.4 million of portfolio interest income, $2.5 million of dividend income, and $1.3 million of fee income.

Expenses

For the three months ended September 30, 2018, total expenses were $14.5 million and consisted of the following: base management fees of $3.3 million, interest and financing expenses of $6.9 million, professional fees of $2.6 million, administrator expenses of $0.8 million, directors fees of $0.4 million, and other general and administrative related expenses of $0.5 million.

Net Investment Income

For the three months ended September 30, 2018, the Company reported net investment income of $0.7 million, or $0.01, on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three months ended September 30, 2018, the Company reported a net realized loss of $(30.9) million and net unrealized appreciation of $7.8 million.

For the three months ended September 30, 2018, the Company reported a loss on extinguishment of debt of $(1.2) million.

Results of Operations: Year Ended September 30, 2018

The Company reported net investment income and net loss of $0.23 per share and $(2.04) per share, respectively, calculated based upon the weighted average shares outstanding, for the year ended September 30, 2018. Adjusted net investment income was $0.28 per share, which excludes $2.7 million of expenses associated with the pending merger.

Investment Income

For the year ended September 30, 2018, total investment income was $66.8 million and consisted of $54.3 million of portfolio interest income, $8.0 million of dividend income, and $4.5 million of fee income.

Expenses

For the year ended September 30, 2018, total expenses, net of management fee waivers, were $54.3 million and consisted of the following: base management fees, net of waiver, of $14.3 million, interest and financing expenses of $27.9 million, professional fees of $4.4 million, administrator expenses of $3.6 million, directors fees of $1.3 million, and other general and administrative related expenses of $2.8 million.

Net Investment Income

For the year ended September 30, 2018, the Company reported net investment income of $12.4 million, or $0.23, on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the year ended September 30, 2018, the Company reported a net realized loss on investments of $(89.2) million and net unrealized depreciation, including the provision for income taxes on unrealized depreciation on investments, of $(31.7) million.

For the year ended September 30, 2018, the Company reported a loss on extinguishment of debt of $(2.4) million.

Liquidity and Capital Resources

As of September 30, 2018, the Company had a cash balance of $75.7 million, of which, $47.1 million was held in Medley SBIC, LP.

On September 1, 2018, the Company voluntarily repaid $15.0 million in aggregate principal amount of its SBA-guaranteed debentures (the “SBA Debentures”).

On September 28, 2018, the Company voluntarily satisfied and terminated its commitments under its senior secured revolving credit agreement in accordance with its terms.

As of September 30, 2018, the Company had $135.0 million outstanding in SBA Debentures, $74.0 million outstanding in aggregate principal amount of 6.5% unsecured notes due 2021, $89.8 million outstanding in aggregate principal amount of 2023 Notes, and $121.3 million of 5.30% unsecured notes due 2024.

On November 30, 2018, the Company issued a redemption notice relating to its 2023 Notes and will redeem $12,000,000 in aggregate principal amount on December 31, 2018.

Dividend Declaration

On November 16, 2018, the Company’s Board of Directors declared a dividend of $0.10 per share, payable on December 20, 2018, to stockholders of record at the close of business on December 5, 2018. The Company has identified 1.9%, or $0.0019 per share, of this distribution as an interest-related dividend generally exempt from U.S. nonresident withholding tax. This information is subject to change and the specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the Calendar year.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, December 4, 2018.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 2771837. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	September 30, 2018	September 30, 2017

ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $428,718 and $625,108, respectively)	$393,149	$575,496
Affiliated investments (amortized cost of $102,547 and $91,027, respectively)	100,641	90,071
Controlled investments (amortized cost of $233,422 and $197,918, respectively)	161,640	171,424
Total investments at fair value	655,430	836,991
Cash and cash equivalents	75,666	108,572
Interest receivable	6,377	9,371
Other assets	3,421	3,322
Deferred offering costs	355	307
Fees receivable	187	765
Receivable for dispositions and investments sold	160	232
Total assets	$741,596	$959,560

LIABILITIES
Revolving credit facility payable (net of debt issuance costs of $0 and $1,777, respectively)	$—	$66,223
Term loan payable (net of debt issuance costs of $0 and $1,046, respectively)	—	100,954
Notes payable (net of debt issuance costs of $8,238 and $4,123, respectively)	276,909	172,752
SBA debentures payable (net of debt issuance costs of $2,095 and $2,846, respectively)	132,905	147,154
Management and incentive fees payable	3,348	4,312
Interest and fees payable	3,280	3,760
Accounts payable and accrued expenses	2,936	1,864
Administrator expenses payable	808	860
Deferred revenue	192	259
Due to affiliate	39	81
Deferred tax liability	—	912
Total liabilities	$420,417	$499,131

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	698,587	705,046
Total distributable earnings/(loss)	(377,462)	(244,671)
Total net assets	321,179	460,429
Total liabilities and net assets	$741,596	$959,560

NET ASSET VALUE PER SHARE	$5.90	$8.45

Medley Capital Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended September 30		For the years ended September 30
	2018	2017	2018	2017

INVESTMENT INCOME
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$7,843	$14,334	$39,636	$65,399
Payment-in-kind	614	1,779	3,815	9,970
Affiliated investments:
Cash	572	458	2,177	1,950
Payment-in-kind	951	416	3,399	775
Controlled investments:
Cash	209	728	1,522	2,046
Payment-in-kind	1,131	1,103	3,561	5,100
Total interest income	11,320	18,818	54,110	85,240
Dividend income, net of provisional taxes	2,450	1,487	7,991	4,232
Interest from cash and cash equivalents	123	54	245	164
Fee income	1,317	1,788	4,474	6,620
Total investment income	15,210	22,147	66,820	96,256

EXPENSES
Base management fees	3,348	4,312	14,724	17,773
Incentive fees	—	—	—	896
Interest and financing expenses	6,935	7,164	27,918	31,403
Professional fees	2,609	262	4,430	2,192
Administrator expenses	809	860	3,582	3,848
General and administrative	268	651	2,171	2,555
Directors fees	351	175	1,271	647
Insurance	149	99	542	397
Expenses before management and incentive fee waivers	14,469	13,523	54,638	59,711
Management fee waiver	—	—	(380)	(48)
Incentive fee waiver	—	—	—	(44)
Total expenses net of management and incentive fee waivers	14,469	13,523	54,258	59,619
Net investment income before excise taxes	741	8,624	12,562	36,637
Excise tax expense	—	—	(158)	(267)
NET INVESTMENT INCOME	741	8,624	12,404	36,370

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(30,870)	434	(89,221)	(40,008)
Affiliated investments	—	3,163	—	3,392
Controlled investments	—	(15,312)	—	(36,470)
Net realized gain/(loss) from investments	(30,870)	(11,715)	(89,221)	(73,086)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	27,113	(17,180)	14,044	(7,611)
Affiliated investments	(1,233)	(2,553)	(951)	501
Controlled investments	(18,069)	11,002	(45,287)	28,754
Net unrealized appreciation/(depreciation) on investments	7,811	(8,731)	(32,194)	21,644
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	—	309	474	1,092
Loss on extinguishment of debt	(1,218)	(640)	(2,387)	(1,097)
Net realized and unrealized gain/(loss) on investments	(24,277)	(20,777)	(123,328)	(51,447)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(23,536)	$(12,153)	$(110,924)	$(15,077)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(0.43)	$(0.22)	$(2.04)	$(0.28)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.01	$0.16	$0.23	$0.67
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,474,211	54,474,211	54,474,211	54,474,211
DIVIDENDS DECLARED PER COMMON SHARE	$0.10	$0.16	$0.52	$0.76

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE:MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 75 people, is a premier provider of capital to the middle market in the U.S. Medley has over $4.8 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) (TASE: MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ: SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Erin Clark
Teneo Strategy
646-214-8355

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of September 30, 2018.